EXHIBIT 10.1
                                  AMENDMENT TO

                              EMPLOYMENT AGREEMENT

         This Amendment to Employment Agreement (the "Amendment") is made as of this 25th day of July 2014 by and between Competitive Companies, Inc., a Nevada corporation ("CCI"), and Robert Merola ("Employee") with respect to the following facts:

                                    RECITALS

         A. CCI and Employee have entered into that certain Employment Agreement, dated as of August 7, 2012 (the "Agreement").

         B. Section 6.2 of the Agreement sets forth the milestones which must be reached by CCI in order for Employee to earn additional compensation.

         C.       CCI and  Employee  believe  that the  milestones  described in
                  Section 6.2 of the Agreement are outdated and CCI and Employee desire to amend and restate Section 6.2 of the Agreement accordingly.

         D. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and CCI agree to amend and restate Section 6.2 of this Agreement as set forth in this Amendment in order to amend the milestones which must be achieved by CCI in order for Employee to earn additional compensation.

         E. The terms used in this Amendment will have the meanings ascribed to them in the Agreement unless otherwise defined herein.

         NOW,   THEREFORE,   for  one  dollar   and  other  good  and   valuable
consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

         1.       AMENDMENT.
                  ---------

         Section 6.2 of the Agreement is hereby amended and restated as follows:

         "In addition to the compensation set forth in Section 6.1 of this Agreement, in consideration for Employee's assistance with the successful deployment of the Company's WiFi broadband network in all cities as of August 5, 2014, Employee will be paid a bonus totaling $15,000 payable on July 25, 2014. Employee and the Company agree to further amend this Section 6.2 of the Agreement on or before September 30, 2014 in order to set forth revised milestones which must be achieved by the Company in order for Employee to earn additional compensation. Employee may also receive bonuses during each year, in cash or securities of the Company or a combination of both, as determined in the sole discretion of the Company's Board of Directors

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         based on the Board's  evaluation of the Employee's  definable  efforts, accomplishments, and similar contributions."

         2.       EFFECT OF AMENDMENT.
                  -------------------

         The  Agreement   will  remain  in  full  force  and  effect  except  as
specifically modified by this Amendment. In the event of any conflict between the Amendment and the Agreement, the terms of this Amendment will govern.

         3.       COUNTERPARTS.
                  ------------

         This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original and such counterparts will constitute but one and the same instrument.

         4.       EFFECTIVENESS.
                  --------------

         This Amendment will become effective as of the date first above written.


         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

CCI:                        COMPETITIVE COMPANIES, INC.


                            By:
                                ------------------------------------------------
                                William H. Gray, President


EMPLOYEE:


                                ------------------------------------------------
                                Robert Merola
























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